UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2006

HALLMARK FINANCIAL SERVICES, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-11252	87-0447375

(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 1000, Fort Worth, Texas	76102

(Address of Principal Executive Offices)	(Zip Code)

817-348-1600

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2006, the Board of Directors of Hallmark Financial Services, Inc. (the "Company") appointed Kevin T. Kasitz as its Chief Operating Officer and Executive Vice President for Commercial Lines. Mr. Kasitz will continue to also serve as President of the Company's HGA Operating Unit. In addition to corporate responsibilities, Mr. Kasitz will have oversight responsibility for all of the Company's commercial insurance products.

Mr. Kasitz, age 44, was previously named Executive Vice President of Hallmark in April, 2006. He has served as the President of the HGA Operating Unit since April, 2003. Prior to joining Hallmark, Mr. Kasitz had since 1991 been employed by Benfield Blanch Inc. and its predecessor, E.W. Blanch Holdings, Inc., a reinsurance intermediary, where he served as a Senior Vice President in the Program Services division (2000 to 2003) and Alternative Distribution division (1999 to 2000), a Vice President in the Alternative Distribution division (1994 to 1999) and a Manager in the Wholesale Insurance Services division (1991 to 1994). From 1989 to 1991, he was a personal lines underwriter for Continental Insurance Company and from 1986 to 1989 was an internal auditor for National County Mutual Insurance Company, a regional non-standard personal automobile insurer.

Item 7.01 Regulation FD Disclosure.

Effective December 18, 2006, the Board of Directors of the Company appointed Brookland F. Davis as its Executive Vice President for Personal Lines. Mr. Davis will continue to also serve as President of the Company's Phoenix Operating Unit. In his new capacity, Mr. Davis will have oversight responsibility for all of the Company's personal insurance products.

Mr. Davis, age 42, has served as the President of the Company's Phoenix Operating Unit since January, 2003. Since 2001, Mr. Davis had previously been employed by Bankers Insurance Group, Inc., a property/casualty and life insurance group of companies, where he began as the Chief Accounting Officer and was ultimately promoted to President of its Texas managing general agency and head of its nationwide non-standard personal automobile operations. From 1998 to 2000, he served as Executive Vice President and Chief Financial Officer of Paragon Insurance Holdings, LLC, a multi-state personal lines managing general agency offering non-standard personal automobile and homeowners' insurance, which Mr. Davis co-founded. During 1997, Mr. Davis was a Senior Manager with KPMG Peat Marwick focusing on the financial services practice area. From 1993 to 1997, he served as Vice President and Treasurer of Midland Financial Group, Inc., a multi-state property/casualty insurance company focused on non-standard personal automobile insurance. Mr. Davis began his professional career in 1986 in public accounting with first Coopers & Lybrand and later KPMG Peat Marwick, where he ended his tenure in 1992 as a Supervising Senior Tax Specialist. Mr. Davis is a certified public accountant licensed in Texas and Tennessee.

The Company has realigned its four operating units into three reporting segments for the fourth quarter of 2006. The newly designated Personal Insurance Segment presently consists solely of the Company's Phoenix Operating Unit. The newly designated Standard Commercial Segment presently consists solely of the Company's HGA Operating Unit. The newly designated Commercial Specialty Segment is the aggregate of the Company's TGA Operating Unit and Aerospace Operating Unit. Management of the individual operating units remains unchanged.

On December 21, 2006, the Company issued a press release announcing the appointment of Mr. Kasitz and Mr. Davis to their new positions and the realignment of its reportable segments. A copy of such press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release dated December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

HALLMARK FINANCIAL SERVICES, INC.

Date: December 21, 2006	By:	/s/ Mark J. Morrison
Mark J. Morrison, President & Chief Executive Officer